Exhibit 99.1
NEWS RELEASE
MARSH & McLENNAN COMPANIES REPORTS
FOURTH QUARTER AND FULL-YEAR 2018 RESULTS
Strong Underlying Revenue Growth of 5% for the Quarter and 4% for the Year
Full-Year GAAP Operating Income Rises 4% and Adjusted Operating Income Increases 8%
Full-Year GAAP EPS Grows 13% to $3.23 and Adjusted EPS Increases 11% to $4.35

NEW YORK, January 31, 2019 — Marsh & McLennan Companies, Inc. (NYSE: MMC), a global professional services firm offering clients advice and solutions in risk, strategy and people, today reported financial results for the fourth quarter and year ended December 31, 2018.
Dan Glaser, President and CEO, said: "Marsh & McLennan had an outstanding finish to the year. In the fourth quarter, we produced strong underlying revenue growth of 5%, including 6% in Risk & Insurance Services and 3% in Consulting. Excluding the impact of the new revenue standard, we generated adjusted operating income growth of 15% in the quarter and delivered 180 basis points of overall adjusted margin expansion."
"For the year, Marsh & McLennan generated strong underlying revenue growth of 4%, adjusted operating income growth of 8% and adjusted EPS growth of 11%. This marks another year of double-digit adjusted EPS growth following 15% growth in 2017."
"In addition to our impressive underlying performance, we had another active year of acquisitions and delivered on our capital return commitments. The highlight of the year was our agreement to acquire Jardine Lloyd Thompson Group. This combination will enhance capabilities for our clients, increase opportunities for our colleagues and create value for our shareholders," concluded Mr. Glaser.
Consolidated Results
Consolidated revenue in the fourth quarter of 2018 was $3.7 billion, an increase of 1% compared with the fourth quarter of 2017, or 4% excluding the impact of the new revenue standard, ASC 606, adopted on January 1, 2018. On an underlying basis, revenue increased 5%. Operating income declined 7% to $621 million. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, increased 7% to $731 million. Excluding the impact of ASC 606, adjusted operating income rose 15% to $785 million.

On a per share basis, net income attributable to the Company in the fourth quarter increased to $0.30 from $0.06 in the prior year. Adjusted earnings per share of $1.09 rose 4% from the prior year period. Adjusted earnings per share includes an $0.08 reduction from the impact of ASC 606. Excluding the impact of ASC 606, adjusted EPS increased 11%.
For the year 2018, revenue was $15 billion, an increase of 7% compared with 2017, or 4% on an underlying basis. Earnings per share increased 13% to $3.23. Adjusted earnings per share increased 11% to $4.35 compared with $3.92 in 2017.
Risk & Insurance Services
Risk & Insurance Services revenue was $1.9 billion in the fourth quarter of 2018, down 2% compared with the fourth quarter of 2017, or an increase of 5% excluding the impact of ASC 606. On an underlying basis, revenue increased 6%. Operating income of $383 million declined 7% from the prior year, and adjusted operating income declined 1% to $418 million. Excluding the impact of ASC 606, adjusted operating income increased 16%. For the year 2018, revenue was $8.2 billion, an increase of 8%, or 5% on an underlying basis. Operating income rose 8% to $1.9 billion while adjusted operating income rose 11%.
Marsh's revenue in the fourth quarter of 2018 was $1.8 billion, up 6% on an underlying basis. In U.S./Canada, underlying revenue rose 7%. International operations produced underlying revenue growth of 5%, reflecting underlying growth of 8% in Asia Pacific, 8% in Latin America and 3% in EMEA. For the year 2018, Marsh’s revenue increased to $6.9 billion, up 4% on an underlying basis.
Guy Carpenter's fourth quarter revenue was $102 million, up 5% on an underlying basis. For the year 2018, Guy Carpenter’s revenue increased to $1.3 billion, up 7% on an underlying basis.
Consulting
Consulting revenue was $1.8 billion in the fourth quarter of 2018, an increase of 4%, or 3% excluding the impact of ASC 606. On an underlying basis, revenue increased 3%. Operating income of $294 million declined 5%. Adjusted operating income increased 16% to $359 million. Excluding the impact of ASC 606, adjusted operating income increased 9%. For the year 2018, revenue was $6.8 billion, up 5%, or 3% on an underlying basis. Operating income was down 1% and adjusted operating income increased 3%.
Mercer’s revenue was $1.2 billion in the fourth quarter, an increase of 3%, or 2% on an underlying basis. Wealth revenue declined 1% on an underlying basis. Within Wealth, Defined Benefit Consulting & Administration decreased 2% on an underlying basis, while Investment Management & Related Services increased 1%. Health revenue increased 4% on an underlying basis and Career increased 5% on an underlying basis. For the year 2018, Mercer’s revenue increased to $4.7 billion, up 3% on an underlying basis.

Oliver Wyman Group’s revenue was $577 million in the fourth quarter, an increase of 7% on an underlying basis. For the year 2018, Oliver Wyman Group’s revenue increased to $2 billion, up 5% on an underlying basis.
Other Items
As part of the Company’s planned financing for the proposed acquisition of JLT, the Company issued $5 billion aggregate amount of senior notes in January 2019. The various tranches consisted of $700 million of 3.50% senior notes due 2020, $1 billion of 3.875% senior notes due 2024, $1.25 billion of 4.375% senior notes due 2029, $500 million of 4.75% senior notes due 2039, $1.25 billion of 4.90% senior notes due 2049 and $300 million floating rate senior notes due 2021.
Subject to receipt of required antitrust and regulatory approvals, the transaction is expected to close in the spring of 2019. In order to protect the Company from exchange rate volatility, the Company entered into a deal contingent forward foreign exchange contract. In addition, in the fourth quarter of 2018, the Company entered into Treasury lock contracts to hedge the economic risk of changes in interest rates related to a portion of the senior notes discussed above.
The Company recorded a charge of $341 million in the fourth quarter reflecting the change in fair value of these acquisition related derivative contracts. These items are classified as noteworthy and therefore excluded from adjusted results.
Conference Call
A conference call to discuss fourth quarter and full year 2018 results will be held today at 8:30 a.m. Eastern time. To participate in the teleconference, please dial +1 800 263 0877. Callers from outside the United States should dial +1 323 794 2094. The access code for both numbers is 9442283. The live audio webcast may be accessed at mmc.com. A replay of the webcast will be available approximately two hours after the event.
About Marsh & McLennan Companies
Marsh & McLennan (NYSE: MMC) is the world’s leading professional services firm in the areas of risk, strategy and people. The company’s over 65,000 colleagues advise clients in over 130 countries. With annual revenue of $15 billion, Marsh & McLennan helps clients navigate an increasingly dynamic and complex environment through four market-leading firms. Marsh advises individual and commercial clients of all sizes on insurance broking and innovative risk management solutions. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and technology-driven solutions that help organizations meet the health, wealth and career needs of a changing workforce. Oliver Wyman serves as a critical strategic, economic and brand advisor to private sector and governmental clients. For more information, visit mmc.com, follow us on LinkedIn and Twitter @mmc_global or subscribe to BRINK.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:

•	our ability to successfully consummate, integrate or achieve the intended benefits of the acquisition of JLT;

•
the impact of any investigations, reviews, market studies or other activity by regulatory or law enforcement authorities, including the ongoing investigations by the European and Brazilian competition authorities;

•	the impact from lawsuits, other contingent liabilities and loss contingencies arising from errors and omissions, breach of fiduciary duty or other claims against us;

•
our organization's ability to maintain adequate safeguards to protect the security of our information systems and confidential, personal or proprietary information, particularly given the large volume of our vendor network and the need to patch software vulnerabilities;

•	our ability to compete effectively and adapt to changes in the competitive environment, including to respond to disintermediation, digital disruption and other types of innovation;

•
the financial and operational impact of complying with laws and regulations where we operate, including cybersecurity and data privacy regulations such as the E.U.’s General Data Protection Regulation, anti-corruption laws and trade sanctions regimes;

•
the impact of macroeconomic, political, regulatory or market conditions on us, our clients and the industries in which we operate, including the impact and uncertainty around Brexit or the inability to collect on our receivables;

•	the regulatory, contractual and reputational risks that arise based on insurance placement activities and various broker and consulting revenue streams;

•
our ability to manage risks associated with our investment management and related services business, including potential conflicts of interest between investment consulting and fiduciary management services;

•	our ability to successfully recover if we experience a business continuity problem due to cyberattack, natural disaster or otherwise;

•	the impact of changes in tax laws, guidance and interpretations, including related to certain provisions of the U.S. Tax Cuts and Jobs Act, or disagreements with tax authorities;

•	the impact of fluctuations in foreign exchange and interest rates on our results; and

•	the impact of changes in accounting rules or in our accounting estimates or assumptions, including the impact of the adoption of the revenue recognition, pension and lease accounting standards.
The factors identified above are not exhaustive. Marsh & McLennan Companies and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning Marsh & McLennan Companies and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share figures)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue	$3,712	$3,685	$14,950	$14,024
Expense:
Compensation and Benefits	2,163	2,114	8,605	8,085
Other Operating Expenses	928	901	3,584	3,284
Operating Expenses	3,091	3,015	12,189	11,369
Operating Income	621	670	2,761	2,655
Other Net Benefit Credits (a)	21	16	215	201
Interest Income	3	3	11	9
Interest Expense	(92)	(59)	(290)	(237)
Investment Income (Loss)	12	12	(12)	15
Acquisition Related Derivative Contracts (b)	(341)	—	(441)	—
Income Before Income Taxes	224	642	2,244	2,643
Income Tax Expense	65	614	574	1,133
Income from Continuing Operations	159	28	1,670	1,510
Discontinued Operations, Net of Tax	—	2	—	2
Net Income Before Non-Controlling Interests	159	30	1,670	1,512
Less: Net Income Attributable to Non-Controlling Interests	6	1	20	20
Net Income Attributable to the Company	$153	$29	$1,650	$1,492
Basic Net Income Per Share
- Continuing Operations	$0.30	$0.05	$3.26	$2.91
- Net Income Attributable to the Company	$0.30	$0.06	$3.26	$2.91
Diluted Net Income Per Share
- Continuing Operations	$0.30	$0.05	$3.23	$2.87
- Net Income Attributable to the Company	$0.30	$0.06	$3.23	$2.87
Average Number of Shares Outstanding
- Basic	504	510	506	513
- Diluted	509	517	511	519
Shares Outstanding at 12/31	504	509	504	509

(a) Effective January 1, 2018, ASC 715, as amended, changed the presentation of net periodic pension cost and net periodic postretirement cost. The Company has restated prior years and quarters for this revised presentation.

(b) To hedge the risk of appreciation of the pound sterling ("GBP") denominated purchase price of JLT relative to the U.S. dollar ("USD"), the Company entered into a deal contingent forward exchange contract to, solely upon consummation of the acquisition, purchase GBP and sell USD at a contracted exchange rate. An unrealized loss of $225 million and $325 million, respectively, related to the fair value changes to this derivative has been recognized in the consolidated statement of income for the three and twelve month periods ended December 31, 2018.

In addition, to hedge the economic risk of increases in interest rates prior to its issuance of fixed rate debt in January 2019, the Company entered into Treasury locks contracts in the fourth quarter of 2018 related to a portion of the debt. These economic hedges were not designated as accounting hedges. The Company recorded an unrealized loss of $116 million related to the change in fair value of this derivative in the consolidated statement of income for the three and twelve-month periods ended December 31, 2018. The Company terminated and settled the Treasury rate lock contracts on January 8, 2019, recognizing an additional charge of $6 million that will be recognized in the first quarter of 2019.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income - Impact of Revenue Standard
(In millions, except per share figures)
(Unaudited)

The Company adopted the revenue standard ("ASC 606") using the modified retrospective method, applied to all contracts. The guidance requires entities that elected the modified retrospective method to disclose the impact to financial statement line items as a result of applying the new guidance (rather than previous U.S. GAAP). The table below shows the impacts on the consolidated statement of income.

	Three Months Ended December 31, 2018			Twelve Months Ended December 31, 2018
	As Reported	Revenue Standard Impact	Prior to Adoption	As Reported	Revenue Standard Impact	Prior to Adoption
Revenue	$3,712	$129	$3,841	$14,950	$2	$14,952
Expense:
Compensation and Benefits	2,163	75	2,238	8,605	17	8,622
Other Operating Expenses	928	—	928	3,584	—	3,584
Operating Expenses	3,091	75	3,166	12,189	17	12,206
Operating Income	621	54	675	2,761	(15)	2,746
Other Net Benefit Credits	21	—	21	215	—	215
Interest Income	3	—	3	11	—	11
Interest Expense	(92)	—	(92)	(290)	—	(290)
Investment Income (Loss)	12	—	12	(12)	—	(12)
Acquisition Related Derivative Contracts	(341)	—	(341)	(441)	—	(441)
Income Before Income Taxes	224	54	278	2,244	(15)	2,229
Income Tax Expense	65	14	79	574	(4)	570
Net Income Before Non-Controlling Interests	159	40	199	1,670	(11)	1,659
Less: Net Income Attributable to Non-Controlling Interests	6	—	6	20	—	20
Net Income Attributable to the Company	$153	$40	$193	$1,650	$(11)	$1,639
Net Income Per Share Attributable to the Company
- Basic	$0.30	$0.08	$0.38	$3.26	$(0.02)	$3.24
- Diluted	$0.30	$0.08	$0.38	$3.23	$(0.02)	$3.21
Average Number of Shares Outstanding
- Basic	504	504	504	506	506	506
- Diluted	509	509	509	511	511	511
Shares Outstanding at 12/31	504	504	504	504	504	504

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended December 31
(Millions) (Unaudited)

				Components of Revenue Change*
	Three Months Ended December 31,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other	Revenue Standard Impact	Underlying Revenue
	2018	2017
Risk and Insurance Services
Marsh	$1,804	$1,712	5%	(3)%	2%	—	6%
Guy Carpenter	102	239	(57)%	(1)%	—	(61)%	5%
Subtotal	1,906	1,951	(2)%	(3)%	2%	(7)%	6%
Fiduciary Interest Income	19	11
Total Risk and Insurance Services	1,925	1,962	(2)%	(3)%	2%	(7)%	6%
Consulting
Mercer	1,228	1,193	3%	(2)%	2%	1%	2%
Oliver Wyman Group	577	546	6%	(2)%	—	—	7%
Total Consulting	1,805	1,739	4%	(2)%	2%	1%	3%
Corporate / Eliminations	(18)	(16)
Total Revenue	$3,712	$3,685	1%	(2)%	2%	(3)%	5%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended December 31,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other	Revenue Standard Impact	Underlying Revenue
	2018	2017
Marsh:
EMEA	$522	$521	—	(2)%	—	—	3%
Asia Pacific	169	161	5%	(3)%	—	—	8%
Latin America	121	130	(8)%	(20)%	5%	—	8%
Total International	812	812	—	(5)%	1%	—	5%
U.S. / Canada	992	900	10%	—	3%	—	7%
Total Marsh	$1,804	$1,712	5%	(3)%	2%	—	6%
Mercer:
Defined Benefit Consulting & Administration	$320	$371	(14)%	(2)%	(9)%	—	(2)%
Investment Management & Related Services	223	195	15%	(4)%	17%	—	1%
Total Wealth	543	566	(4)%	(3)%	—	—	(1)%
Health	449	409	10%	(1)%	4%	4%	4%
Career	236	218	8%	(3)%	6%	—	5%
Total Mercer	$1,228	$1,193	3%	(2)%	2%	1%	2%

Note:
Underlying revenue measures the change in revenue using consistent currency exchange rates, excluding the impact of certain items that affect comparability such as: acquisitions, dispositions, transfers among businesses, changes in estimate methodology and the impact of the new revenue standard.

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Twelve Months Ended December 31
(Millions) (Unaudited)

				Components of Revenue Change*
	Twelve Months Ended December 31,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other	Revenue Standard Impact	Underlying Revenue
	2018	2017
Risk and Insurance Services
Marsh	$6,877	$6,404	7%	—	3%	—	4%
Guy Carpenter	1,286	1,187	8%	1%	—	—	7%
Subtotal	8,163	7,591	8%	1%	3%	—	5%
Fiduciary Interest Income	65	39
Total Risk and Insurance Services	8,228	7,630	8%	—	3%	—	5%
Consulting
Mercer	4,732	4,528	5%	1%	1%	—	3%
Oliver Wyman Group	2,047	1,916	7%	1%	—	—	5%
Total Consulting	6,779	6,444	5%	1%	1%	—	3%
Corporate / Eliminations	(57)	(50)
Total Revenue	$14,950	$14,024	7%	1%	2%	—	4%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Twelve Months Ended December 31,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other	Revenue Standard Impact	Underlying Revenue
	2018	2017
Marsh:
EMEA	$2,132	$2,033	5%	3%	1%	—	—
Asia Pacific	683	645	6%	—	—	—	5%
Latin America	400	404	(1)%	(10)%	3%	—	6%
Total International	3,215	3,082	4%	1%	1%	—	2%
U.S. / Canada	3,662	3,322	10%	—	5%	—	6%
Total Marsh	$6,877	$6,404	7%	—	3%	—	4%
Mercer:
Defined Benefit Consulting & Administration	$1,279	$1,381	(7)%	1%	(5)%	—	(4)%
Investment Management & Related Services	906	767	18%	—	9%	—	9%
Total Wealth	2,185	2,148	2%	1%	—	—	1%
Health	1,735	1,648	5%	—	1%	—	4%
Career	812	732	11%	—	6%	—	5%
Total Mercer	$4,732	$4,528	5%	1%	1%	—	3%

Note:
Underlying revenue measures the change in revenue using consistent currency exchange rates, excluding the impact of certain items that affect comparability such as: acquisitions, dispositions, transfers among businesses, changes in estimate methodology and the impact of the new revenue standard.

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Includes Revenue Standard Impact
Three Months Ended December 31
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as "GAAP" or "reported" results). The Company also refers to and presents below certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views our businesses, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the three months ended December 31, 2018. The following tables also present adjusted operating margin. For the three months ended December 31, 2018, adjusted operating margin is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue adjusted for the subsidiary or affiliate transactions discussed below.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended December 31, 2018
Operating income (loss)	$383	$294	$(56)	$621
Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	12	51	3	66
Adjustments to acquisition related accounts (b)	6	7	—	13
JLT acquisition related costs (c)	5	—	7	12
Subsidiary or affiliate transactions (d)	11	6	—	17
Other	1	1	—	2
Operating income adjustments	35	65	10	110
Adjusted operating income (loss)	$418	$359	$(46)	$731
Operating margin	19.9%	16.3%	N/A	16.7%
Adjusted operating margin	21.6%	19.8%	N/A	19.6%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions. Reflects severance and consulting costs relating to the Marsh simplification initiative and Mercer's business restructure.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c) Primarily related to legal and consulting costs in connection with the JLT acquisition.
(d) Dispositions or deconsolidation of businesses and results of certain equity method investments are reflected as an increase or decrease of other revenue, which is reflected as part of revenue in the consolidated statements of income. These items are removed from GAAP revenue in the calculation of adjusted operating margin.

Note:
Comparative financial information for the three months ended December 31, 2017 is presented on page 10.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Comparable Accounting Basis
Excludes the Revenue Standard Impact
Three Months Ended December 31
(Millions) (Unaudited)

As discussed earlier, the Company has adopted the new revenue standard using the modified retrospective method, which requires the disclosure of the impacts of the standard on each financial statement line item. The non-GAAP measures below present an analysis of results reflecting 2018 financial information excluding the impact of the application of ASC 606, to facilitate a comparison to the 2017 results. Except for the adjustment for the effects of ASC 606 in 2018, these non-GAAP measures are calculated as described on the prior page.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended December 31, 2018
Operating income (loss) without adoption	$456	$275	$(56)	$675
Add impact of Noteworthy Items:
Restructuring (a)	12	51	3	66
Adjustments to acquisition related accounts (b)	6	7	—	13
JLT acquisition related costs (c)	5	—	7	12
Subsidiary or affiliate transactions (d)	11	6	—	17
Other	1	1	—	2
Operating income adjustments	35	65	10	110
Adjusted operating income (loss)	$491	$340	$(46)	$785
Operating margin - Comparable basis	22.0%	15.4%	N/A	17.6%
Adjusted operating margin - Comparable basis	23.6%	19.0%	N/A	20.4%
Three Months Ended December 31, 2017
Operating income (loss)	$413	$309	$(52)	$670
Add impact of Noteworthy Items:
Restructuring (a)	4	1	3	8
Adjustments to acquisition related accounts (b)	5	1	—	6
Other	1	—	—	1
Operating income adjustments	10	2	3	15
Adjusted operating income (loss)	$423	$311	$(49)	$685
Operating margin	21.0%	17.8%	N/A	18.2%
Adjusted operating margin	21.6%	17.9%	N/A	18.6%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions. Reflects severance and consulting costs in 2018 relating to the Marsh simplification initiative and Mercer's business restructure.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c) Primarily related to legal and consulting costs in connection with the JLT acquisition.
(d) Dispositions or deconsolidation of businesses and results of certain equity method investments are reflected as an increase or decrease of other revenue, which is reflected as part of revenue in the consolidated statements of income. These items are removed from GAAP revenue in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Includes Revenue Standard Impact
Twelve Months Ended December 31
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as "GAAP" or "reported" results). The Company also refers to and presents below certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views our businesses, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the twelve months ended December 31, 2018. The following tables also present adjusted operating margin. For the twelve months ended December 31, 2018, adjusted operating margin is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue adjusted for the subsidiary or affiliate transactions discussed below.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Twelve Months Ended December 31, 2018
Operating income (loss)	$1,864	$1,099	$(202)	$2,761
Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	99	52	10	161
Adjustments to acquisition related accounts (b)	22	10	—	32
JLT acquisition related costs (c)	5	—	7	12
Subsidiary or affiliate transactions (d)	(35)	6	—	(29)
Other	1	—	—	1
Operating income adjustments	92	68	17	177
Adjusted operating income (loss)	$1,956	$1,167	$(185)	$2,938
Operating margin	22.7%	16.2%	N/A	18.5%
Adjusted operating margin	23.9%	17.2%	N/A	19.7%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions. Reflects severance and consulting costs in 2018 relating to the Marsh simplification initiative and Mercer's business restructure.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c) Primarily related to legal and consulting costs in connection with the JLT acquisition.
(d) Dispositions or deconsolidation of businesses and results of certain equity method investments are reflected as an increase or decrease of other revenue, which is reflected as part of revenue in the consolidated statements of income. These items are removed from GAAP revenue in the calculation of adjusted operating margin.

Note:
Comparative financial information for the twelve months ended December 31, 2017 is presented on page 12.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Comparable Accounting Basis
Excludes the Revenue Standard Impact
Twelve Months Ended December 31
(Millions) (Unaudited)

As discussed earlier, the Company has adopted the new revenue standard using the modified retrospective method, which requires the disclosure of the impacts of the standard on each financial statement line item. The non-GAAP measures below present an analysis of results reflecting 2018 financial information excluding the impact of the application of ASC 606, to facilitate a comparison to the 2017 results. Except for the adjustment for the effects of ASC 606 in 2018, these non-GAAP measures are calculated as described on the prior page.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Twelve Months Ended December 31, 2018
Operating income (loss) without adoption	$1,864	$1,084	$(202)	$2,746
Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	99	52	10	161
Adjustments to acquisition related accounts (b)	22	10	—	32
JLT acquisition related costs (c)	5	—	7	12
Subsidiary or affiliate transactions (d)	(35)	6	—	(29)
Other	1	—	—	1
Operating income adjustments	92	68	17	177
Adjusted operating income (loss)	$1,956	$1,152	$(185)	$2,923
Operating margin - Comparable basis	22.6%	16.0%	N/A	18.4%
Adjusted operating margin - Comparable basis	23.9%	17.0%	N/A	19.6%

Twelve Months Ended December 31, 2017
Operating income (loss)	$1,731	$1,110	$(186)	$2,655
Add impact of Noteworthy Items:
Restructuring (a)	11	19	10	40
Adjustments to acquisition related accounts (b)	—	3	—	3
Other Settlement, Legal and Regulatory (e)	15	—	—	15
Other	1	—	—	1
Operating income adjustments	27	22	10	59
Adjusted operating income (loss)	$1,758	$1,132	$(176)	$2,714
Operating margin	22.7%	17.2%	N/A	18.9%
Adjusted operating margin	23.0%	17.6%	N/A	19.4%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions. Reflects severance and consulting costs in 2018 relating to the Marsh simplification initiative and Mercer's business restructure.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c) Primarily related to legal and consulting costs in connection with the JLT acquisition.
(d) Dispositions or deconsolidation of businesses and results of certain equity method investments are reflected as an increase or decrease of other revenue, which is reflected as part of revenue in the consolidated statements of income. These items are removed from GAAP revenue in the calculation of adjusted operating margin.

(e) Reflects the settlement of the final legacy litigation, originally filed in 2006, regarding Marsh’s use of market service agreements.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Includes the Revenue Standard Impact
Three and Twelve Months Ended December 31
(Millions) (Unaudited)

Adjusted Income, Net of Tax and Adjusted Earnings per Share
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after-tax impact of the operating income adjustments set forth in the preceding tables and investments gains or losses related to the impact of mark-to-market adjustments on certain equity securities previously recorded to equity, change in fair value of the acquisition related derivative contracts, amortization of bridge financing fees, pension settlement charges and adjustments to provisional 2017 tax estimates. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by MMC's average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and twelve months ended December 31, 2018.

	Three Months Ended December 31, 2018			Twelve Months Ended December 31, 2018
	Amount		Adjusted EPS	Amount		Adjusted EPS
Income from continuing operations		$159			$1,670
Less: Non-controlling interest, net of tax		6			20
Subtotal		$153	$0.30		$1,650	$3.23
Operating income adjustments (from pages 10 and 12)	$110			$177
Investments adjustment (a)	(8)			29
Pension settlement charge (b)	42			42
Change in fair value of acquisition related derivative contracts (c)	341			441
Amortization of bridge financing fees (d)	27			30
Impact of income taxes on above items	(113)			(139)
Adjustments to provisional 2017 tax estimates (e)	6			(5)
		405	0.79		575	1.12
Adjusted income, net of tax		$558	$1.09		$2,225	$4.35

(a) Mark-to-market adjustments for investments classified as available for sale under prior guidance were recorded to equity, net of tax. Beginning January 1, 2018 such adjustments must be recorded as part of investment income. Prior periods were not restated. The Company excludes such mark-to-market gains or losses from its calculation of adjusted earnings per share. The Company recorded mark-to-market gains of $8 million and $54 million for the three and twelve-month periods ended December 31, 2018, respectively, which are included in Investment Income in the Consolidated Statement of Income.

The Company has an investment in Alexander Forbes (“AF”), which is accounted for using the equity method. AF’s shares (which are publicly traded on the Johannesburg stock exchange) have been trading below the Company’s carrying value. Based on the extent of and duration over which the shares have traded below the Company’s carrying value, the Company determined the decline was other than temporary and in the third quarter recorded a charge of $83 million in Investment loss.

(b) Pension settlement charge resulting from lump sum settlements elected by participants in primarily certain U.K. pension plans. Recognition of these payments as a partial settlement was required because in each respective plan the lump sum payments exceeded the total of interest and service cost for the year.

(c) Reflects the change in fair value of the deal contingent foreign exchange contract and treasury rate locks related to the acquisition of JLT.
(d) Reflects amortization of the bridge financing fees related to the pending acquisition of JLT recorded in interest expense.
(e) Relates to final adjustments to provisional 2017 year-end estimates of transition taxes and U.S. deferred tax assets and liabilities from U.S. tax reform.
Note:
Comparative financial information for the three and twelve months ended December 31, 2017 is presented on page 14.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Comparable Accounting Basis
Excludes the Revenue Standard Impact
Three and Twelve Months Ended December 31
(Millions) (Unaudited)
As discussed earlier, the Company adopted the new revenue standard using the modified retrospective method, which requires the disclosure of the impacts of the standard on each financial statement line item. The non-GAAP measures below present an analysis of results reflecting 2018 financial information excluding the impact of the application of ASC 606, to facilitate a comparison to the 2017 results. Except for the adjustment for the effects of ASC 606 in 2018, these non-GAAP measures are calculated as described on the prior page.

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
	Amount		Adjusted EPS	Amount		Adjusted EPS
Income from continuing operations, (2018 prior to the impact of ASC 606)		$199			$28
Less: Non-controlling interest, net of tax		6			1
Subtotal		$193	$0.38		$27	$0.05
Operating income adjustments (from page 10)	$110			$15
Investments adjustment (a)	(8)			—
Pension settlement charge (b)	42			54
Change in fair value of acquisition related derivative contracts (c)	341			—
Amortization of bridge financing fees (d)	27			—
Impact of income taxes on above items	(113)			(12)
Adjustments/Impact of U.S. tax reform (e)	6			460
		405	0.79		517	1.00
Adjusted income, net of tax		$598	$1.17		$544	$1.05

	Twelve Months Ended December 31, 2018			Twelve Months Ended December 31, 2017
	Amount		Adjusted EPS	Amount		Adjusted EPS
Income from continuing operations, (2018 prior to the impact of ASC 606)		$1,659			$1,510
Less: Non-controlling interest, net of tax		20			20
Subtotal		$1,639	$3.21		$1,490	$2.87
Operating income adjustments (from page 12)	$177			$59
Investments adjustment (a)	29			—
Pension settlement charge (b)	42			54
Change in fair value of FX acquisition related derivative contracts (c)	441			—
Amortization of bridge financing fees (d)	30			—
Impact of income taxes on above items	(139)			(28)
Adjustments/Impact of U.S. tax reform (e)	(5)			460
		575	1.12		545	1.05
Adjusted income, net of tax		$2,214	$4.33		$2,035	$3.92

(a) Mark-to-market adjustments for investments classified as available for sale under prior guidance were recorded to equity, net of tax. Beginning January 1, 2018 such adjustments must be recorded as part of investment income. Prior periods were not restated. The Company excludes such mark-to-market gains or losses from its calculation of adjusted earnings per share. The Company recorded mark-to-market gains of $8 million and $54 million for the three and twelve-month periods ended December 31, 2018, respectively, which are included in Investment Income in the Consolidated Statement of Income.
The Company has an investment in AF, which is accounted for using the equity method. AF’s shares (which are publicly traded on the Johannesburg stock exchange) have been trading below the Company’s carrying value. Based on the extent of and duration over which the shares have traded below the Company’s carrying value, the Company determined the decline was other than temporary and in the third quarter recorded a charge of $83 million in Investment loss.

(b) Pension settlement charge resulting from lump sum settlements elected by participants in primarily certain U.K. pension plans. Recognition of these payments as a partial settlement was required because in each respective plan the lump sum payments exceeded the total of interest and service cost for the year.

(c) Reflects the change in fair value of the deal contingent foreign exchange contract and treasury rate locks related to the acquisition of JLT.
(d) Reflects amortization of the bridge financing fees related to the pending acquisition of JLT recorded in interest expense.
(e) Relates to final adjustments to provisional 2017 year-end estimates of transition taxes and U.S. deferred tax assets and liabilities from U.S. tax reform.

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Twelve Months Ended December 31
(Millions) (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
		Excludes Impact of Revenue Standard			Excludes Impact of Revenue Standard
	2018	2018	2017	2018	2018	2017
Consolidated
Compensation and Benefits	$2,163	$2,238	$2,114	$8,605	$8,622	$8,085
Other operating expenses	928	928	901	3,584	3,584	3,284
Total Expenses	$3,091	$3,166	$3,015	$12,189	$12,206	$11,369

Depreciation and amortization expense	$75	$75	$78	$311	$311	$312
Identified intangible amortization expense	48	48	47	183	183	169
Total	$123	$123	$125	$494	$494	$481

Stock option expense	$2	$2	$1	$22	$22	$20

Risk and Insurance Services
Compensation and Benefits	$1,069	$1,141	$1,087	$4,485	$4,490	$4,171
Other operating expenses	473	473	462	1,879	1,879	1,728
Total Expenses	$1,542	$1,614	$1,549	$6,364	$6,369	$5,899

Depreciation and amortization expense	$31	$31	$37	$139	$139	$143
Identified intangible amortization expense	40	40	39	151	151	139
Total	$71	$71	$76	$290	$290	$282

Consulting
Compensation and Benefits	$1,007	$1,010	$938	$3,760	$3,772	$3,573
Other operating expenses	504	504	492	1,920	1,920	1,761
Total Expenses	$1,511	$1,514	$1,430	$5,680	$5,692	$5,334

Depreciation and amortization expense	$24	$24	$23	$98	$98	$99
Identified intangible amortization expense	8	8	8	32	32	30
Total	$32	$32	$31	$130	$130	$129

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions) (Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,066	$1,205
Net receivables	4,317	4,133
Other current assets	551	224
Total current assets	5,934	5,562

Goodwill and intangible assets	11,036	10,363
Fixed assets, net	701	712
Pension related assets	1,688	1,693
Deferred tax assets	680	669
Other assets	1,539	1,430
TOTAL ASSETS	$21,578	$20,429

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$314	$262
Accounts payable and accrued liabilities	2,675	2,083
Accrued compensation and employee benefits	1,778	1,718
Accrued income taxes	157	199
Total current liabilities	4,924	4,262

Fiduciary liabilities	5,001	4,847
Less - cash and investments held in a fiduciary capacity	(5,001)	(4,847)
	—	—
Long-term debt	5,510	5,225
Pension, post-retirement and post-employment benefits	1,911	1,888
Liabilities for errors and omissions	287	301
Other liabilities	1,362	1,311

Total equity	7,584	7,442
TOTAL LIABILITIES AND EQUITY	$21,578	$20,429

Note:
Effective January 1, 2018, the Company, upon the adoption of the new revenue recognition standard, recorded a cumulative effect adjustment, net of tax resulting in an increase to the opening balance of retained earnings of $364 million, with offsetting increases/decreases to other balance sheet accounts, e.g. accounts receivable, other current assets, other assets and deferred income taxes.

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets - Impact of Revenue Standard
(Millions) (Unaudited)

As discussed earlier, the Company adopted the new revenue standard (ASC 606) using the modified retrospective method, applied to all contracts. The guidance requires entities that elected the modified retrospective method to disclose the impact to financial statement line items as a result of applying the new guidance (rather than previous U.S. GAAP). The table below shows the impacts on the consolidated balance sheet.

	December 31, 2018
	As Reported	Impact of Revenue Standard	Prior to Adoption
ASSETS
Current assets:
Cash and cash equivalents	$1,066	$—	$1,066
Net receivables	4,317	(68)	4,249
Other current assets	551	(326)	225
Total current assets	5,934	(394)	5,540

Goodwill and intangible assets	11,036	—	11,036
Fixed assets, net	701	—	701
Pension related assets	1,688	—	1,688
Deferred tax assets	680	107	787
Other assets	1,539	(242)	1,297
TOTAL ASSETS	$21,578	$(529)	$21,049

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$314	$—	$314
Accounts payable and accrued liabilities	2,675	(129)	2,546
Accrued compensation and employee benefits	1,778	—	1,778
Accrued income taxes	157	—	157
Total current liabilities	4,924	(129)	4,795

Fiduciary liabilities	5,001	—	5,001
Less - cash and investments held in a fiduciary capacity	(5,001)	—	(5,001)
	—	—	—
Long-term debt	5,510	—	5,510
Pension, post-retirement and post-employment benefits	1,911	—	1,911
Liabilities for errors and omissions	287	—	287
Other liabilities	1,362	(25)	1,337

Total equity	7,584	(375)	7,209
TOTAL LIABILITIES AND EQUITY	$21,578	$(529)	$21,049

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	For the Years Ended December 31,
	2018	2017
Operating cash flows:
Net income before non-controlling interests	$1,670	$1,512
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization of fixed assets and capitalized software	311	312
Amortization of intangible assets	183	169
Adjustments and payments related to contingent consideration liability	(4)	(24)
Loss on deconsolidation of a business	11	—
(Benefit) Provision for deferred income taxes	(39)	396
Loss (Gain) on investments	12	(15)
Loss (Gain) on disposition of assets	(48)	10
Share-based compensation expense	193	149
Change in fair value of acquisition related derivative contracts	441	—
Changes in assets and liabilities:
Net receivables	(78)	(454)
Other current assets	26	(3)
Other assets	(37)	(199)
Accounts payable and accrued liabilities	23	87
Accrued compensation and employee benefits	68	63
Accrued income taxes	(40)	37
Contributions to pension and other benefit plans in excess of current year expense/credit	(291)	(457)
Other liabilities	9	406
Effect of exchange rate changes	18	(96)
Net cash provided by operations	2,428	1,893
Financing cash flows:
Purchase of treasury shares	(675)	(900)
Net increase in commercial paper	—	—
Proceeds from issuance of debt	591	987
Repayments of debt	(263)	(315)
Payment of bridge loan fees	(35)	—
Shares withheld for taxes on vested units – treasury shares	(67)	(49)
Issuance of common stock from treasury shares	93	166
Payments of deferred and contingent consideration for acquisitions	(117)	(136)
Distributions of non-controlling interests	(30)	(22)
Dividends paid	(807)	(740)
Net cash used for financing activities	(1,310)	(1,009)
Investing cash flows:
Capital expenditures	(314)	(302)
Net (purchases) sales of long-term investments	4	(13)
Proceeds from sales of fixed assets	3	8
Dispositions	110	—
Acquisitions	(884)	(655)
Other, net	(8)	6
Net cash used for investing activities	(1,089)	(956)
Effect of exchange rate changes on cash and cash equivalents	(168)	251
Increase (decrease) in cash and cash equivalents	(139)	179
Cash and cash equivalents at beginning of year	1,205	1,026
Cash and cash equivalents at end of year	$1,066	$1,205
In 2017, U.S. tax reform had significant impacts on certain line items in the reconciliation of Net income before non-controlling interests to net cash provided from operating cash flows. The impact of income taxes is reflected in the following line items: Deferred tax provision- $396 million, Net receivables- $(73) million, Other assets- $(164) million and Other liabilities- $340 million, or a net impact of $499 million. In 2018, the impact of income taxes on those line items netted to $(18) million.